Exhibit 4.1
EXECUTION VERSION

KENVUE INC.
4.850% Senior Notes due 2032

Second Supplemental Indenture
Dated as of May 22, 2025

Deutsche Bank Trust Company Americas, as
Trustee

i

EXHIBIT A Form of 2032 Note	Ex-A-1
ii

SUPPLEMENTAL INDENTURE dated as of May 22, 2025 (this “Supplemental Indenture”), to the Indenture dated as of March 22, 2023 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), by and between Kenvue Inc., a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein):
WHEREAS, the Company and the Trustee have duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of the Company’s debentures, notes or other debt instruments to be issued in one or more Series as in the Base Indenture provided (as defined therein, “Securities”);
WHEREAS, the Company desires and has requested the Trustee to join in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of one Series of Securities designated as its 4.850% Senior Notes due 2032 (the “Notes”), substantially in the form attached hereto as Exhibit A, on the terms set forth herein;
WHEREAS, Section 2.01 of the Base Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee for such purpose, without the consent of Holders, provided certain conditions are met;
WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and
WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done;
NOW, THEREFORE:
In consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:
ARTICLE ONE
CERTAIN DEFINITIONS
The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture. To the extent terms defined herein differ from the Base Indenture the terms defined herein will govern.

“Business Day” means each day that is not a Saturday, Sunday or a day on which banking institutions in the City of New York are not required by law, regulation or executive order to be open.
“Company” has the meaning provided in the Preamble.
“Global Note” means a Note in registered global form without interest coupons.
“Holder” means the Person in whose name a Note is registered in the books of the Registrar for the Notes.
“Indenture” has the meaning provided in the Preamble.
“Notes” has the meaning provided in the Recitals.
“Par Call Date” has the meaning provided in Section 3.01.
“Paying Agent” means Deutsche Bank Trust Company Americas, or any successor paying agent.
“Redemption Date” means the date fixed for the redemption of the Notes by or pursuant to this Supplemental Indenture.
“Registrar” means Deutsche Bank Trust Company Americas, or any successor registrar of the Notes.
“Supplemental Indenture” has the meaning provided in the Preamble.
“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:
(1)    The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (x) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (y) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (z) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single

Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.
(2)    If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
“Trustee” has the meaning provided in the Preamble.
ARTICLE TWO
SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL
Section 2.01.    Scope of Supplemental Indenture and Terms. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.
(a)    Pursuant to this Supplemental Indenture, there is hereby created and designated one Series of Securities under the Base Indenture entitled the “4.850% Senior Notes due 2032.”
(b)    The Notes shall be in the form of Exhibit A hereto (the “Specimen Note”), which is hereby incorporated into this Supplemental Indenture by reference. The terms of the Notes shall be as follows:
(i)    The Notes are to be issued initially in an aggregate principal amount of $750,000,000; provided, however, that the aggregate principal amount of the Notes which may be outstanding may be increased by the Company upon the terms and subject to the conditions set forth in the Indenture and the Notes.
(ii)    The Notes will mature on May 22, 2032.
(iii)    The Notes will bear interest at a rate of 4.850% per annum.
(iv)    The date from which interest shall accrue, the payment dates on which interest shall be payable and the regular record date for the interest payable on any payment date will be as set forth in the Specimen Note.
(v)    Principal and interest on the Notes are payable at the Corporate Trust Office, except as otherwise provided in the Specimen Note.
(vi)    The Notes shall be redeemable at the redemption prices and on the terms set forth in Article Three of this Supplemental Indenture. Except as otherwise provided in Article Three of this Supplemental Indenture, redemption of the Notes shall be made in accordance with the terms of Article 3 of the Base Indenture.
(vii)    The Notes will not be subject to any sinking fund.
(viii)    The Notes are issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
(ix)    The Notes are to be issued initially as Registered Global Securities. Beneficial owners of interests in the Notes may exchange such interests in accordance with the Indenture and the terms of the Notes.
(x)    The “Depositary” with respect to the Notes will initially be the Depository Trust Company (“DTC”).
(xi)    Interest on the Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.
(xii)    The terms of the Notes shall include such other terms as are set forth in the Specimen Note and in the Indenture. To the extent the terms of the Indenture and the Specimen Note are inconsistent, the terms of the Specimen Note will govern.
ARTICLE THREE
REDEMPTION
The following provision shall apply with respect to the Notes:
Section 3.01.    Redemption at the Option of the Company.
(a)    The Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time prior to March 22, 2032 (two months prior to the maturity date of the

Notes) (the “Par Call Date”), in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof; provided that the unredeemed portion of a Note must be in a minimum principal amount of $2,000, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i)    (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, less (b) interest accrued to, but excluding, the Redemption Date, and
(ii)    100% of the principal amount of the Notes to be redeemed,
plus, in either of the above cases, accrued and unpaid interest thereon to, but excluding, the Redemption Date.
(b)    The Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time on and after the Par Call Date, in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof; provided that the unredeemed portion of a Note must be in a minimum principal amount of $2,000, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.
(c)    With respect to any redemption of the Notes occurring prior to the Par Call Date, the Company shall give the Trustee notice of the related redemption price promptly after the calculation thereof and the Trustee shall not have any responsibility for such calculation.
ARTICLE FOUR
MISCELLANEOUS
Section 4.01.    Governing Laws; Waiver of Jury Trial.
THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5- 1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).
EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 4.02.    No Adverse Interpretation of Other Agreements.
This Supplemental Indenture may not be used to interpret another indenture (other than the Base Indenture), loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture (other than the Base Indenture).
Section 4.03.    Successors and Assigns.
All agreements of the Company in this Supplemental Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.
Section 4.04.    Severability.
In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 4.05.    Force Majeure.
In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and such Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 4.06.    Table of Contents, Headings, Etc.
The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 4.07.    Counterparts. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Supplemental Indenture by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Indenture.
The Trustee shall not have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) shall be deemed original signatures for all purposes. The Company assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties.
Section 4.08.    Confirmation of Indenture; Conflicts. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto with respect to the Notes shall be read, taken and construed as one and the same instrument. Upon and after the execution of this Supplemental Indenture, each reference in the Indenture, as amended by this Supplemental Indenture, to “this Indenture,” “hereunder,” “hereof,” or words of like import referring to the Indenture shall mean and be a reference to the Indenture, as amended by this Supplemental Indenture. To the extent of any inconsistency between the terms of the Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture will control.
Section 4.09.    .Trustee Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting its liabilities and responsibilities in the performance of the trust created by the Indenture, as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. For the avoidance of doubt, the Trustee, by executing this Supplemental Indenture in accordance with the terms of the Indenture, does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Supplemental Indenture, and the Trustee reserves all rights and remedies under the Indenture.

SIGNATURES
IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above

KENVUE INC.

By:	/s/ Mercedes Michel
Name: Mercedes Michel
Title: Treasurer
[Signature Page to Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Director
[Signature Page to Supplemental Indenture]

EXHIBIT A
FORM
OF
4.850% SENIOR NOTE DUE 2032
Ex-A-1

[FORM OF FACE OF NOTE]
THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
Ex-A-2

No. [ ]	$[ ]
CUSIP No. [49177JAS1]
ISIN [US49177JAS15]
KENVUE INC.
4.850% SENIOR NOTE DUE 2032
KENVUE INC., a corporation in existence under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $[ ], or such other amount as indicated on the “Schedule of Exchanges of Notes” attached hereto, on May 22, 2032 (the “Maturity Date”), and to pay interest on said principal sum semi-annually on May 22 and November 22, commencing November 22, 2025 (each, an “Interest Payment Date”), at the rate of 4.850% per annum from May 22, 2025, or from the most recent date in respect of which interest has been paid or duly provided for, until payment of the principal sum has been made or duly provided for. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the record date for such Interest Payment Date, which shall be the May 7 and November 7 (whether or not a Business Day (as defined below)) next preceding such Interest Payment Date. If the Company defaults in a payment of any such interest, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver (including by electronic transmission) to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any lawful manner.
Payment of the principal of and interest on this Note will be made at the Place of Payment in Dollars as more fully provided in the Indenture.
Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
Ex-A-3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: May 22, 2025

By:
Name:
Title:
Ex-A-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

Dated:
Ex-A-5

[FORM OF REVERSE OF NOTE]
KENVUE INC.
4.850% SENIOR NOTE DUE 2032
This Note is one of a duly authorized issue of debentures, notes or other debt instruments of the Company (herein called the “Securities”), issued and to be issued in one or more Series under an Indenture dated as of March 22, 2023 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture dated as of May 22, 2025 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and any other supplemental indenture thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee, and the Holders of the Securities, the terms upon which the Securities are, and are to be, authenticated and delivered, and the definition of capitalized terms used herein and not otherwise defined herein. The Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates (which rates may be fixed or variable), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase, or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as provided in the Indenture. This Note is one of a Series of Securities of the Company designated as set forth on the face hereof (herein called the “Notes”), initially limited in aggregate principal amount to $750,000,000.
Interest on the Notes will be payable semi-annually in arrears on each Interest Payment Date. If any Interest Payment Date, the Maturity Date or any earlier repayment date falls on a day that is not a Business Day, then payment of interest and/or principal that would otherwise be payable on such date will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, Maturity Date or earlier repayment date, as the case may be, to the date payment is made. Interest on the Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.
The Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time prior to March 22, 2032 (two months prior to the maturity date of the Notes) (the “Par Call Date”), in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof; provided that the unredeemed portion of a Note must be in a minimum principal amount of $2,000, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, less (b) interest accrued to, but excluding, the Redemption Date, and
Ex-A-6

(ii) 100% of the principal amount of the Notes to be redeemed, plus, in either of the above cases, accrued and unpaid interest thereon to, but excluding, the Redemption Date.
The Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time on and after the Par Call Date, in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof; provided that the unredeemed portion of a Note must be in a minimum principal amount of $2,000, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each Series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Securities of each Series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the outstanding Securities of each Series to be affected by such waiver, on behalf of the Holders of Securities of such Series, to waive compliance by the Company with certain provisions of the Indenture or the Securities with respect to such Series. Once effective, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.
If an Event of Default with respect to the Notes occurs and is continuing, the principal amount hereof may become immediately due and payable in the manner and with the effect provided in the Indenture.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security register, upon surrender of this Note for registration of transfer at the office or agency of the Company duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same Series of any authorized
Ex-A-7

denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by the Indenture.
The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note may be exchanged for other Securities of the same Series of any authorized denominations and of a like aggregate principal amount, upon surrender of this Note at the office or agency of the Company.
No service charge shall be made for any such registration or transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection therewith.
Prior to the presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered on the Security register as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
The Company may, without the consent of the existing holders of the Notes, issue additional Notes of this Series having the same terms (except the issue date, the date from which interest accrues and, in some cases, the first interest payment date) so that existing Notes and additional Notes form the same series under the Indenture, provided, however, that if any such additional Notes are not fungible with the existing Notes for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP number.
This Note shall be governed by and interpreted in accordance with the laws of the State of New York.
All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.
Ex-A-8

[FORM OF TRANSFER NOTICE]
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
____________________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _________________________ attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.
Dated: _______________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.
Ex-A-9

SCHEDULE OF EXCHANGES OF NOTES
The following increases or decreases of this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

Ex-A-10